Financial
News

National Fuel Gas Company

10 Lafayette Square/Buffalo, NY 14203
Margaret M. Suto
Investor Relations
716-857-6987
Joseph Pawlowski
Treasurer
716-857-6904

RELEASE DATE: Immediate April 25, 2001

NATIONAL FUEL REPORTS SECOND QUARTER RESULTS

Buffalo, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE: NFG) today reported earnings for the second quarter ended March 31, 2001 of $75.3 million, or $1.91 per share ($1.87 per share on a diluted basis). This compares with earnings of $71.1 million, or $1.82 per share ($1.81 per share on a diluted basis), for the quarter ended March 31, 2000.

        Earnings for the first six months of fiscal 2001 were $128.3 million, or $3.25 per share ($3.19 per share on diluted basis). This compares with earnings of $115.9 million, or $2.97 per share ($2.94 per share on a diluted basis), for the first six months of fiscal 2000.

        Bernard J. Kennedy, Chairman and Chief Executive Officer, stated: “We are encouraged by our year-to-date performance, which shows we are well on the way to deliver our estimated record basic earnings this year of $4.25 to $4.35 per share.”* The Company’s earnings estimate for fiscal 2001 assumes an expense for stock appreciation rights (“SARs”) based on the stock returning to a price of $63.00 at year end and other factors including, but not limited to, achieving certain oil and gas production volumes and realizing certain commodity prices. Furthermore, this projection also assumes that no material acquisitions or divestitures will occur during the remainder of fiscal 2001.

DISCUSSION OF SECOND QUARTER RESULTS

        The increase in earnings of $4.2 million for the quarter as compared with the prior year’s quarter was the result of higher earnings in the Exploration and Production and the Pipeline and Storage segments. These higher earnings were offset in part by lower earnings in the Utility, International, Timber and Energy Marketing segments. Increased earnings were also offset by a net loss in the All Other category compared with net income in the prior year’s quarter.

        In the Exploration and Production segment, earnings for the quarter ended March 31, 2001 were $16.6 million, up $8.7 million from the prior year’s second quarter. An 89% increase in oil production, largely attributable to production from National Fuel’s Canadian properties acquired last June, combined with higher commodity prices were the main reasons for higher

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earnings. Included in this segment’s results is a $2.2 million (after tax) negative valuation in the second quarter of no cost collars used for hedging oil and gas prices. This represents a portion of the expected reversal of the positive valuation of $3.8 million (after tax) recorded in the first quarter. A reversal of SARs expense was also included in this segment’s earnings (see discussion below). Additional details on the activities of Seneca Resources Corporation (Seneca Resources) can be found in the separate press release issued today by Seneca Resources.

        Mr. Kennedy added: “Another of the bright spots in the Exploration and Production segment that should not be overlooked is the 91% drilling success rate this quarter, with a number of successful exploration wells having been completed in the Gulf Coast region. We are also proud that Seneca Resources was recently recognized by the Minerals Management Service of the United States Department of the Interior for its safe drilling operations in the Gulf area. This commitment to safety, combined with Seneca Resources’ continued emphasis on cost reduction, will ensure this segment’s strong contribution to this year’s earnings results.”*

        The Utility segment’s second quarter fiscal 2001 earnings were $39.4 million, or $2.1 million less when compared with the second quarter of fiscal 2000. A primary factor in this quarter’s lower earnings is the $10.0 million decrease in rates for the Utility’s New York customers that went into effect October 1, 2000 in connection with the three year rate settlement agreement reached with the New York State Public Service Commission. This rate decrease was provided in the form of a bill credit included in rates during the November 1 through March 31 heating season. Colder weather in the Utility’s Pennsylvania service territory and the continuing efforts to control Operating and Maintenance expenses and improve efficiencies offset to a certain extent the full impact of the New York base rate reduction. While benefiting the Utility segment in the future, another significant factor regarding the lower earnings was the $3.6 million (after tax) expense incurred in connection with an early retirement offer accepted by 119 employees in New York.* Earnings were also impacted by the reversal of SARs expense previously recorded.

        In the Pipeline and Storage segment, earnings of $14.8 million for the quarter ended March 31, 2001 were up $4.6 million compared to the second quarter of fiscal 2000. The primary reasons for the increase were the reversal of SARs expense and higher efficiency gas revenues compared to a year ago.

        The International segment’s earnings for the second quarter of fiscal 2001 of $2.8 million were $1.5 million lower than the earnings in the prior year’s quarter. The decrease can be attributed chiefly to a decline in electric revenues as a result of the scheduled shutdown of a generating turbine and a decline in electric rates. Decreases in Operating and Maintenance expenses were a partial offset.

        The Timber segment’s second quarter earnings of $2.7 million were $1.4 million less than the prior year’s second quarter. This decrease is the result of a gain realized on the sale of timber properties in last year’s second quarter.

        The Energy Marketing segment’s second quarter fiscal 2001 earnings of $0.5 million were $0.9 million less than last year’s second quarter. This primarily reflects lower sales margins and higher interest expense during the quarter.

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        The All Other category incurred a second quarter net loss of $2.5 million compared to $0.7 million of earnings during the second quarter last year. The loss is the result of a natural gas inventory write-down by National Fuel’s wholly-owned subsidiary Upstate Energy Inc. (Upstate). This subsidiary is engaged in stored gas trading.

        The decrease in the market price of National Fuel’s stock from $62.94 at December 31, 2000 to $53.58 at March 31, 2001 resulted in the reversal of $9.7 million (after tax) of previously recorded expense for SARs. This reversal of expense was spread across all segments with the greatest impact on Pipeline and Storage.

DISCUSSION OF SIX MONTHS RESULTS

        The increase in earnings of $12.3 million for the six months ended March 31, 2001 as compared with the prior year’s period was mainly the result of higher earnings in the Exploration and Production segment as the increase in oil production combined with higher commodity prices drove up earnings. These higher earnings were offset in part by lower earnings in the Utility and International segments and a net loss in the All Other category. In the Utility segment, the decrease in rates in the New York jurisdiction, the first quarter early retirement expense in Pennsylvania and the second quarter early retirement expense in New York were the factors leading to lower earnings. In the International segment, lower heat and electric margins have had a negative impact on earnings. In the All Other category, the net loss is primarily the result of Upstate’s inventory write-down.

        The Company will host a conference call on Thursday, April 26, 2001 at 2:00 p.m. (Eastern Time) to discuss this announcement. There are two ways to access this call; first you may go to the Company’s home page at its Internet Web site http://www.nationalfuelgas.com and click on the words “Conference Call”, and second, for those without Internet access, a toll free number may be used. Please call 1-888-455-5419 and use the passcode “National Fuel” to listen to the live call. For those unable to listen to the live broadcast, a replay will be available at the above-mentioned Internet Web site beginning about one hour after the call. In addition, the call will be recorded and a toll-free replay will be available for playback by telephone approximately one hour after the call is completed at 1-888-568-0673 (no passcode is required).

        National Fuel is an integrated energy company with $3.5 billion in assets comprised of the following six operating segments: Utility, Pipeline and Storage, Exploration and Production, International, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

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Page 4 _____________________________________________________________________________

Certain statements contained herein, including those which are designated with an “*", are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions or weather conditions; changes in the availability or price of natural gas and oil; significant changes in competitive conditions affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those affecting acquisitions, financings, allowed rates of return, industry and rate structure, franchise renewal, and environmental/safety requirements; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs; the nature and projected profitability of pending and potential projects and other investments; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance oil and gas property acquisitions and ability to operate existing and any subsequently acquired business or properties; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; regarding foreign operations - changes in foreign trade and monetary policies, laws, and regulations related to foreign operations, political and governmental changes, inflation and exchange rates, taxes and operating conditions; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees and the potential adverse effects if labor disputes or grievances were to occur; or changes in accounting principles or the application of such principles to the Company. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                                     NATIONAL FUEL GAS COMPANY
                                                          AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
                                                                     Three Months Ended                     Six Months Ended
                                                                         March 31,                             March 31,
                                                                        (Unaudited)                           (Unaudited)
                                                               -------------------------------      ---------------------------------
SUMMARY OF OPERATIONS                                              2001             2000                2001              2000
                                                               -------------   ---------------      -------------   -----------------
Operating Revenues                                              $   879,869     $     517,810         $1,439,373           $ 894,798
                                                               -------------   ---------------      -------------   -----------------

Operating Expenses:
  Purchased Gas                                                     544,525           218,939            817,605             347,029
  Fuel Used in Heat and Electric Generation                          21,161            18,887             37,225              36,667
  Operation Expense and Maintenance                                  88,655            90,593            189,946             173,272
  Property, Franchise and Other Taxes                                27,473            23,610             48,925              46,401
  Depreciation, Depletion and Amortization                           41,965            33,886             81,101              67,602
  Income Taxes - Current                                             51,804            44,660             72,704              52,406
               - Deferred                                               714            (3,882)            13,173              10,110
                                                               -------------   ---------------      -------------   -----------------
                                                                    776,297           426,693          1,260,679             733,487
                                                               -------------   ---------------      -------------   -----------------

Operating Income                                                    103,572            91,117            178,694             161,311
Other Income                                                          1,498             4,151              9,662               5,365
                                                               -------------   ---------------      -------------   -----------------

Income Before Interest Charges and Minority
  Interest in Foreign Subsidiaries                                  105,070            95,268            188,356             166,676

Interest Charges                                                     28,494            22,852             57,881              48,081
Minority Interest in Foreign Subsidiaries                            (1,301)           (1,365)            (2,216)             (2,676)
                                                               -------------   ---------------      -------------   -----------------

Net Income Available for Common Stock                           $    75,275     $      71,051        $   128,259     $       115,919
                                                               =============   ===============      =============   =================

Earnings Per Common Share:
   Basic                                                             $ 1.91            $ 1.82             $ 3.25              $ 2.97
                                                               =============   ===============      =============   =================
   Diluted                                                           $ 1.87            $ 1.81             $ 3.19              $ 2.94
                                                               =============   ===============      =============   =================

Weighted Average Common Shares:
  Used in Basic Calculation                                      39,489,133        39,076,668         39,430,321          38,999,490
                                                               =============   ===============      =============   =================
  Used in Diluted Calculation                                    40,151,332        39,347,942         40,157,794          39,372,508
                                                               =============   ===============      =============   =================

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

                               SEGMENT INFORMATION
                             (Thousands of Dollars)

                                            Three Months Ended                              Six Months Ended
                                                 March 31,                                      March 31,
                                                (Unaudited)                                    (Unaudited)
                               ---------------------------------------------  ---------------------------------------------

                                                                Increase                                       Increase
                                   2001            2000        (Decrease)         2001            2000        (Decrease)
                               --------------  -------------- --------------  --------------  -------------  --------------
Operating Revenues
Utility                            $ 577,999       $ 346,374      $ 231,625       $ 932,166      $ 579,590       $ 352,576
Pipeline and Storage                  44,642          43,196          1,446          87,306         86,361             945
Exploration and Production            98,451          50,350         48,101         199,706        100,368          99,338
International                         38,582          39,609         (1,027)         69,807         77,682          (7,875)
Energy Marketing                     129,374          53,733         75,641         177,560         82,908          94,652
Timber                                14,635          11,531          3,104          25,572         20,271           5,301
                               --------------  -------------- --------------  --------------  -------------  --------------
   Total Reportable Segments         903,683         544,793        358,890       1,492,117        947,180         544,937
All Other                             16,251           3,785         12,466          17,549          5,011          12,538
Intersegment Eliminations            (40,065)        (30,768)        (9,297)        (70,293)       (57,393)        (12,900)
                               --------------  -------------- --------------  --------------  -------------  --------------
   Total Consolidated              $ 879,869       $ 517,810      $ 362,059     $ 1,439,373      $ 894,798       $ 544,575
                               ==============  ============== ==============  ==============  =============  ==============

Operating Income (Loss)
 Before Income Taxes
Utility                             $ 74,513        $ 73,931          $ 582       $ 113,140      $ 116,442        $ (3,302)
Pipeline and Storage                  28,175          19,132          9,043          38,473         37,351           1,122
Exploration and Production            40,447          19,775         20,672          90,633         40,289          50,344
International                          9,349          10,818         (1,469)         15,989         19,791          (3,802)
Energy Marketing                       1,447           2,306           (859)          3,862          2,251           1,611
Timber                                 5,409           4,843            566           8,309          7,353             956
                               --------------  -------------- --------------  --------------  -------------  --------------
   Total Reportable Segments         159,340         130,805         28,535         270,406        223,477          46,929
All Other                             (3,642)          1,094         (4,736)         (4,665)           924          (5,589)
Corporate                                392              (4)           396          (1,170)          (574)           (596)
                               --------------  -------------- --------------  --------------  -------------  --------------
   Total Consolidated              $ 156,090       $ 131,895       $ 24,195       $ 264,571      $ 223,827        $ 40,744
                               ==============  ============== ==============  ==============  =============  ==============

Net Income
Utility                             $ 39,442        $ 41,525       $ (2,083)       $ 57,729       $ 63,278        $ (5,549)
Pipeline and Storage                  14,765          10,156          4,609          21,360         19,438           1,922
Exploration and Production            16,567           7,879          8,688          39,568         15,884          23,684
International                          2,781           4,317         (1,536)          5,021          9,000          (3,979)
Energy Marketing                         525           1,465           (940)          1,869          1,448             421
Timber                                 2,725           4,090         (1,365)          5,121          5,020             101
                               --------------  -------------- --------------  --------------  -------------  --------------
   Total Reportable Segments          76,805          69,432          7,373         130,668        114,068          16,600
All Other                             (2,474)            672         (3,146)         (3,205)           527          (3,732)
Corporate                                944             947             (3)            796          1,324            (528)
                               --------------  -------------- --------------  --------------  -------------  --------------
   Total Consolidated               $ 75,275        $ 71,051        $ 4,224       $ 128,259      $ 115,919        $ 12,340
                               ==============  ============== ==============  ==============  =============  ==============

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

                         SEGMENT INFORMATION (Continued)
                             (Thousands of Dollars)

                                           Three Months Ended                              Six Months Ended
                                                March 31,                                       March 31,
                                               (Unaudited)                                     (Unaudited)
                              --------------------------------------------    ---------------------------------------------

                                                               Increase                                         Increase
                                  2001           2000         (Decrease)          2001            2000         (Decrease)
                              -------------  --------------  -------------    -------------   --------------  -------------

Depreciation, Depletion
 and Amortization:
Utility                            $ 8,837         $ 9,014         $ (177)        $ 18,061         $ 18,029           $ 32
Pipeline and Storage                 6,556           5,957            599           12,443           11,909            534
Exploration and Production          22,465          15,605          6,860           42,912           31,114         11,798
International                        3,254           2,824            430            5,958            5,713            245
Energy Marketing                        56              47              9              116               99             17
Timber                                 767             418            349            1,548              692            856
                              -------------  --------------  -------------    -------------   --------------  -------------
   Total Reportable Segments        41,935          33,865          8,070           81,038           67,556         13,482
All Other                               29              20              9               62               45             17
Corporate                                1               1              -                1                1              -
                              -------------  --------------  -------------    -------------   --------------  -------------
   Total Consolidated             $ 41,965        $ 33,886        $ 8,079         $ 81,101         $ 67,602       $ 13,499
                              =============  ==============  =============    =============   ==============  =============

Expenditures for
 Long-Lived Assets
Utility                            $ 8,757        $ 12,282       $ (3,525)        $ 18,873         $ 28,609       $ (9,736)
Pipeline and Storage                 7,031          17,226        (10,195)          13,473           24,425        (10,952)
Exploration and Production          47,454          21,165         26,289           90,200           50,103         40,097
International                          362           1,061           (699)           9,809            4,081          5,728
Energy Marketing                        32               -             32               32                -             32
Timber                               2,194             838          1,356            2,783            4,276         (1,493)
                              -------------  --------------  -------------    -------------   --------------  -------------
   Total Reportable Segments        65,830          52,572         13,258          135,170          111,494         23,676
All Other                              363           2,604         (2,241)             372            3,604         (3,232)
                              -------------  --------------  -------------    -------------   --------------  -------------
   Total Consolidated             $ 66,193        $ 55,176       $ 11,017        $ 135,542        $ 115,098       $ 20,444
                              =============  ==============  =============    =============   ==============  =============

         DEGREE DAYS

                                                                                                     Percent Colder
                                                                                                     (Warmer) Than:
Three Months Ended March 31                      Normal          2001             2000            Normal        Last Year
                                             --------------  -------------    -------------   --------------  -------------

  Buffalo, NY                                        3,386          3,236            3,058             (4.4)           5.8
  Erie, PA                                           3,176          3,112            2,789             (2.0)          11.6

Six Months Ended March 31

  Buffalo, NY                                        5,700          5,724            5,154              0.4           11.1
  Erie, PA                                           5,206          5,444            4,643              4.6           17.3

                                                     NATIONAL FUEL GAS COMPANY
                                                         AND SUBSIDIARIES

                                              EXPLORATION AND PRODUCTION INFORMATION

                                                            Three Months Ended                          Six Months Ended
                                                                March 31,                                   March 31,
                                                  ---------------------------------------     --------------------------------------
                                                                              Increase                                   Increase
                                                     2001         2000       (Decrease)          2001        2000       (Decrease)
                                                  -----------  ------------  ------------     -----------  ----------  -------------

Gas Production/Prices:
Production (MMcf)
  Gulf Coast                                           6,987         8,142        (1,155)         13,416      16,087         (2,671)
  West Coast                                           1,052         1,126           (74)          2,097       2,243           (146)
  Appalachia                                           1,064         1,045            19           2,106       2,152            (46)
  Canada                                                 108             -           108             230           -            230
                                                  -----------  ------------  ------------     -----------  ----------  -------------
                                                       9,211        10,313        (1,102)         17,849      20,482         (2,633)
                                                  ===========  ============  ============     ===========  ==========  =============
Average Prices (Per  Mcf)
  Gulf Coast                                          $ 7.18        $ 2.59        $ 4.59          $ 6.57      $ 2.58         $ 3.99
  West Coast                                           15.04          2.61         12.43           12.21        2.75           9.46
  Appalachia                                            5.99          2.89          3.10            5.09        2.89           2.20
  Canada                                                5.18             -          5.18            4.95           -           4.95
    Weighted Average                                    7.92          2.62          5.30            7.04        2.63           4.41
    Weighted Average after Hedging                      5.24          2.77          2.47            4.51        2.70           1.81

Oil Production/Prices:
Production (Thousands of Barrels)
  Gulf Coast                                             468           331           137             824         653            171
  West Coast                                             714           707             7           1,459       1,392             67
  Appalachia                                               1             1             -               3           5             (2)
  Canada                                                 777             -           777           1,518           -          1,518
                                                  -----------  ------------  ------------     -----------  ----------  -------------
                                                       1,960         1,039           921           3,804       2,050          1,754
                                                  ===========  ============  ============     ===========  ==========  =============

Average Prices (Per Barrel)
  Gulf Coast                                         $ 27.86       $ 28.67       $ (0.81)        $ 29.56     $ 26.05         $ 3.51
  West Coast                                           23.79         23.88         (0.09)          25.40       21.96           3.44
  Appalachia                                           29.90         25.10          4.80           30.53       22.58           7.95
  Canada                                               23.38             -         23.38           25.64           -          25.64
    Weighted Average                                   24.60         25.41         (0.81)          26.40       23.26           3.14
    Weighted Average after Hedging                     20.81         19.12          1.69           21.88       18.26           3.62

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

Utility Throughput - (millions of cubic feet - MMcf)
                                                   Three Months Ended                          Six Months Ended
                                                       March 31,                                   March 31,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                    Increase
                                            2001          2000       (Decrease)        2001           2000       (Decrease)
                                         -----------   -----------   -----------    ------------   -----------   -----------
    Residential Sales                        33,847        30,994         2,853          57,848        51,460         6,388
    Commercial Sales                          6,849         5,841         1,008          11,300         9,518         1,782
    Industrial Sales                            986         1,093          (107)          2,659         2,079           580
                                         -----------   -----------   -----------    ------------   -----------   -----------
                                             41,682        37,928         3,754          71,807        63,057         8,750
                                         -----------   -----------   -----------    ------------   -----------   -----------
     Off-System Sales                         4,302         5,860        (1,558)          7,483         8,620        (1,137)
    Transportation                           23,850        26,850        (3,000)         41,365        43,659        (2,294)
                                         -----------   -----------   -----------    ------------   -----------   -----------
                                             69,834        70,638          (804)        120,655       115,336         5,319
                                         ===========   ===========   ===========    ============   ===========   ===========

Pipeline & Storage Throughput- (MMcf)
                                                   Three Months Ended                          Six Months Ended
                                                       March 31,                                   March 31,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                    Increase
                                            2001          2000       (Decrease)        2001           2000       (Decrease)
                                         -----------   -----------   -----------    ------------   -----------   -----------
    Firm Transportation - Affiliated         51,288        47,293         3,995          92,708        81,366        11,342
    Firm Transportation - Non-Affiliated     54,367        54,816          (449)        102,489       103,373          (884)
    Interruptible Transportation              2,667         2,206           461           8,617         2,448         6,169
                                         -----------   -----------   -----------    ------------   -----------   -----------
                                            108,322       104,315         4,007         203,814       187,187        16,627
                                         ===========   ===========   ===========    ============   ===========   ===========

Energy Marketing Volumes
                                                   Three Months Ended                          Six Months Ended
                                                       March 31,                                   March 31,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                    Increase
                                            2001          2000       (Decrease)        2001           2000       (Decrease)
                                         -----------   -----------   -----------    ------------   -----------   -----------
    Natural Gas (MMcf)                       14,800        13,101         1,699          23,031        22,263           768
                                         ===========   ===========   ===========    ============   ===========   ===========

International Sales Volumes
                                                   Three Months Ended                          Six Months Ended
                                                       March 31,                                   March 31,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                    Increase
                                            2001          2000       (Decrease)        2001           2000       (Decrease)
                                         -----------   -----------   -----------    ------------   -----------   -----------
    Heating (Gigajoules)                  4,280,832     4,296,704       (15,872)      7,613,783     8,264,472      (650,689)
                                         ===========   ===========   ===========    ============   ===========   ===========

    Electricity (Megawatt hours)            291,906       322,042       (30,136)        621,930       639,697       (17,767)
                                         ===========   ===========   ===========    ============   ===========   ===========

Timber Board Feet (Thousands)
                                                   Three Months Ended                          Six Months Ended
                                                       March 31,                                   March 31,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                    Increase
                                            2001          2000       (Decrease)        2001           2000       (Decrease)
                                         -----------   -----------   -----------    ------------   -----------   -----------
   Log Sales                                  3,087         2,574           513           5,148         5,108            40
   Green Lumber Sales                         2,817         2,160           657           5,083         4,154           929
   Kiln Dry Lumber Sales                      2,185         1,690           495           4,253         3,297           956
                                         -----------   -----------   -----------    ------------   -----------   -----------
                                              8,089         6,424         1,665          14,484        12,559         1,925
                                         ===========   ===========   ===========    ============   ===========   ===========

                                       NATIONAL FUEL GAS COMPANY
                                            AND SUBSIDIARIES

Quarter Ended March 31 (unaudited)                                    2001                  2000
                                                               -------------------   --------------------

  Operating Revenues                                                $ 879,869,000          $ 517,810,000
                                                               ===================   ====================

  Net Income Available for Common Stock                              $ 75,275,000           $ 71,051,000
                                                               ==========================================

  Earnings Per Common Share:
     Basic                                                                 $ 1.91                 $ 1.82
                                                               ===================   ====================
     Diluted                                                               $ 1.87                 $ 1.81
                                                               ===================   ====================

   Weighted Average Common Shares:
      Used in Basic Calculation                                        39,489,133             39,076,668
                                                               ===================   ====================
      Used in Diluted Calculation                                      40,151,332             39,347,942
                                                               ===================   ====================

Six Months Ended March 31 (unaudited)

  Operating Revenues                                              $ 1,439,373,000          $ 894,798,000
                                                               ===================   ====================

  Net Income Available for Common Stock                             $ 128,259,000          $ 115,919,000
                                                               ===================   ====================

  Earnings Per Common Share:
     Basic                                                          $        3.25          $        2.97
                                                               ===================   ====================
     Diluted                                                        $        3.19          $        2.94
                                                               ===================   ====================

   Weighted Average Common Shares:
      Used in Basic Calculation                                        39,430,321             38,999,490
                                                               ===================   ====================
      Used in Diluted Calculation                                      40,157,794             39,372,508
                                                               ===================   ====================

Twelve Months Ended March 31 (unaudited)

  Operating Revenues                                              $ 1,969,852,000        $ 1,334,345,000
                                                               ===================   ====================

  Net Income Available for Common Stock                             $ 139,547,000          $ 132,192,000
                                                               ===================   ====================

  Earnings Per Common Share:
     Basic                                                          $        3.55          $        3.40
                                                               ===================   ====================
     Diluted                                                        $        3.49          $        3.37
                                                               ===================   ====================

   Weighted Average Common Shares:
      Used in Basic Calculation                                        39,332,088             38,879,284
                                                               ===================   ====================
      Used in Diluted Calculation                                      39,989,400             39,267,569
                                                               ===================   ====================